EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Post Effective Amendment No.1 to Form S-4 on Form S-8 Registration Statement of International Paper Company of our report dated February 5, 1999 relating to the financial statements and financial statement schedule of Union Camp Corporation, which report appears in International Paper Company's Annual Report on Form 10-K for the year end December 31, 1999.



PricewaterhouseCoopers LLP
New York, New York
June 19, 2000


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